                                                                     EXHIBIT 1.1

                                   OpTel, Inc.
                                   [ ] Shares
                              Class A Common Stock
                           ($0.01 par value per share)


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                          , 1999
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  OpTel, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as
representatives, [   ] shares of Class A Common Stock, $0.01 par value per share
(the "Common Stock") of the Company, and the persons named in Schedule II hereto
(the "Selling Stockholders") propose to sell to the several Underwriters [   ]
shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the
Underwriters an option to purchase up to [   ] additional shares of Common Stock
to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.


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                                      -2-


                  1.  Representations and Warranties.

                  (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Company has prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement (file number 333-56231) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the SEC either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) Each of the Company and each subsidiary of the Company (a "Subsidiary"), has been duly incorporated or organized, and each is validly existing as a corporation or limited partnership, as the case may be, under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority to own or lease its properties and to conduct its business as described in the Prospectus. Each of the Company and the Subsidiaries (x) has all necessary authorizations, approvals, orders, licenses and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease its properties and to conduct its businesses as now conducted as described in the Prospectus and (y) is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except, in the case of clauses (x) and (y), where the failure to have such authorizations, approvals, orders, licenses and permits or to be so qualified could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by parties thereto other than the Company) constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof, subject only to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) (clauses (a) and (b) being referred to herein as the "Enforceability Limitations").

                  (e) No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the performance by the Company of its obligations under this Agreement or for the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and the Exchange Act and such as may be required by state securities or "blue sky" laws in connection with the offer and sale of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.


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                                      -4-



                  (f) The issuance of the Securities to be sold by the Company and the sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and as described in the Prospectus and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not conflict with or constitute or result in a breach or violation by the Company or the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets.

                  (g) The audited consolidated financial statements (and the related notes) and schedules of the Company and the Subsidiaries included in the Prospectus and the Registration Statement present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and the unaudited historical consolidated financial statements (and the related notes) of the Company and the Subsidiaries included in the Prospectus and the Registration Statement present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with GAAP, subject, in the case of interim financial statements, to year-end adjustments as may be required by GAAP. To the knowledge of the Company, Deloitte & Touche LLP, which has examined certain of such financial statements and schedules as set forth in its report included in the Prospectus, is an independent public accounting firm with respect to the Company and the Subsidiaries as required by the Act and the Exchange Act and the rules and regulations of the SEC thereunder (the "Act Regulations") and Rule 101 of the American Institute of Certified Public Accountants (the "AICPA").

                  (h) Since the respective dates as of which information is given in the Prospectus, except as otherwise specifically stated therein, there has been no (A) significant change in or material adverse change in the condition (financial or otherwise), assets, results of operations or prospects of the Company or of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) transaction entered into by any of the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (i) At the Closing Date, the Company will have the authorized and issued and outstanding capitalization set forth in the Prospectus under the caption "Capitalization" (subject to the qualifications set forth therein); the outstanding capital stock of the Company (including the Securities being sold hereunder by the Selling Stockholders) and each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to Organizational Documents); the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or, if entitled to any such rights, have effectively waived such rights; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (j) All of the outstanding shares of the Subsidiaries are owned beneficially and of record by the Company or by another Subsidiary, in each case, free and clear of all liens, encumbrances, equities or claims of any kind whatsoever or restrictions on transferability or voting.

                  (k) None of the Company or any of the Subsidiaries is (A) in violation of its Organizational Documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, authorization, permit, certificate or other agreement or document to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the assets or businesses of the Company or any Subsidiary is subject, or (C) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any domestic or foreign court with jurisdiction over the Company or any Subsidiary, or other governmental or regulatory authority with jurisdiction over the Company or any Subsidiary which, in the case of (B) or (C), could have a Material Adverse Effect.

                  (l) Except as described or reflected in the Prospectus (exclusive of any supplement thereto) and except for matters not required to be described therein, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party, or to which the rights of entry or assets of the Company or any of the Subsidiaries is subject, before, or brought by, any court or governmental or regulatory agency or body with jurisdiction over the Company or any Subsidiary.

                  (m) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business as it is now or, to its belief, proposed to be operated by it as described in the Prospectus, except as described in the Prospectus and except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result in any Material Adverse Effect.

                  (n) Each of the Company and the Subsidiaries has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental or regulatory authorities, including, without limitation, the Federal Communications Commission (the "FCC"), and all courts and other tribunals necessary to own, lease, license and use its assets and to conduct its businesses in the manner described in the Prospectus, except where the failure to obtain such Licenses and make such declarations and filings would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any

         License which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect; the Company and each of the Subsidiaries, have fulfilled and performed all of their obligations with respect to all Licenses possessed by any of them, except where the failure to so fulfill and perform would not, singly or in the aggregate, have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination would not, singly or in the aggregate, have a Material Adverse Effect; and the Licenses referred to above contain no restrictions on the Company or any of the Subsidiaries that are not described in the Prospectus, except where such restrictions would not, singly or in the aggregate, have a Material Adverse Effect.

                  (o) There are no legal, governmental or regulatory proceedings affecting the business of the Company or any Subsidiary, including, without limitation, before the FCC, actions, suits, inquiries or investigations which, if applicable, would be required to be described in the Registration Statement or Prospectus that are not described, nor any laws, rules, regulations, contracts or other documents which, under such circumstances, would be required to be described in the Registration Statement or Prospectus by the Act or by the Act Regulations that have not been so described.

                  (p) Each of the Company and the Subsidiaries has filed all necessary income, franchise and other tax returns due, and has paid any taxes assessed by the due date for payment thereof, except where such taxes are being contested in good faith or where the failure to file and pay such taxes would not have a Material Adverse Effect.

                  (q) Except as described in the Prospectus (exclusive of any supplement thereto), none of the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

                  (r) Except as described in the Prospectus (exclusive of any supplement thereto) there are no mortgages, charges or security arrangements nor any consensual encumbrances or other arrangements which restrict the ability of any Subsidiary (i) to


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                                      -8-


         pay dividends or make any other distributions on such Subsidiary's shares or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

                  (s) Except as described in the Prospectus (exclusive of any supplement thereto), to the knowledge of the Company, there are no defaults under any Right of Entry (as defined in the Prospectus) by any party thereunder or notices of termination or non-renewal with respect thereto, except for such defaults or notices as, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

                  (t) The market-related data and estimates included in the Prospectus are based on or derived from independent sources which the Company believes to be reliable and accurate.

                  (u) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (v) Except for Securities included by Selling Stockholders in the Registration Statement and for rights that have been waived or have failed to be exercised in accordance with the terms thereof, no holders of securities of the Company have rights to require the registration of such securities under the Registration Statement.

                  (w) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (x) The Company has not taken, directly or indirectly (other than through the actions, if any, of the Underwriters), any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (y) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.

                  (z) The Company is in material compliance with the SEC's staff legal bulletin No. 5 dated October 8, 1997 related to Year 2000 compliance.

                  Any certificate signed by any two officers of the Company and delivered to the Representatives or to Cahill Gordon & Reindel, counsel for the Underwriters ("Counsel for the Underwriters"), in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  (ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever (other than those created by this Agreement or by the Custody Agreement and Power of Attorney dated as of the date hereof among each Selling Stockholder, the Attorney-in-Fact named therein and the Custodian named therein (the "Custody Agreement")).

                  (b) Such Selling Stockholder has not taken, directly or indirectly (other than through the actions, if any, of the Underwriters), any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with American Stock Transfer & Trust Company, as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                  (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required by state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (e) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or similar organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                  (f) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  (g) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph
         (i)(b) of this Section.

                  Any certificate signed by any officer, partner, trustee or similar person of any Selling Stockholder (or by such Selling Stockholder, if an individual) and delivered to the Representatives or Counsel for the Underwriters in connection with the offering of the Secu-rities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[ ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to [ ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date (the "Option Closing Date"). Delivery of certificates for the shares of Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [ ], 1999, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  The documents required to be delivered by this Section 3 and by Section 6 shall be delivered at the office of Counsel for the Underwriters at 80 Pine Street, 17th Floor, New York, New York 10005, on the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5.  Agreements.

                  (i) The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the SEC, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and
         (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, in each case other than as to matters and transactions arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., for a period of [180] days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the Closing Date, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time and (iii) the Company may issue Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) as consideration or partial consideration for acquisitions, whether by stock purchase, merger, purchase of all or substantially all of the assets of such person or otherwise, provided, further, that in connection with any issuance or issuance and sale permitted under clause (iii) of the previous proviso, the Company agrees (A) to obtain from each person receiving shares of Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) a letter substantially consistent with Exhibit A hereto and (B) not to grant any rights exercisable prior to the date [180] days after the date of this Agreement with respect to the registration under the Act of any shares of Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) issued in connection with such transaction.

                  (g) The Company will not take, directly or indirectly (other than through the Underwriters), any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabi-lization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities sold by the Company;
         (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market;
         (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
         (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
         (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all other costs and expenses incident to the performance by the Company of their obligations hereunder; and (xi) all fees, costs and expenses of the Selling Stockholders for which the Company is obligated pursuant to the terms of the applicable agreement granting such Selling Stockholders registration rights in the Offering.

                  (ii) Each Selling Stockholder agrees with the several Underwriters that:

                  (a) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or ex-ercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc. or as distributions from a decedent's estate.

                  (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Stockholder.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Representatives the opinion of Kronish Lieb Weiner & Hellman LLP, counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                           (ii) The authorized, and to the knowledge of such
                  counsel based solely upon a review of the Company's stock ledger and corporate records and a certificate of the transfer agent, the issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (subject to the qualifications set forth therein); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or, if entitled to any such rights, have effectively waived such rights; and, to the knowledge of such counsel except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                           (iii) The Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration State-ment and the Prospectus (other than the financial statements and related notes, the financial statement schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                           (iv) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (v) No consent, approval, authorization, license,
                  qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of the United States or the State of New York or under the General Corporation Law of the State of Delaware is required for the execution and delivery by the Company of this Agreement or for the issue and sale of the Securities or the consummation by the Company of any of the transactions contemplated herein, except (A) such as have been obtained under the Act, (B) such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus (as to which such counsel need express no opinion), (C) under the Rules and Regulations of the FCC ("FCC Rules") or under any rules or regulations of any State regulatory commissions ("State Rules") responsible for the regulation of cable/telecommunications services (as to which such counsel need express no opinion) and (D) such as have been obtained or made, as the case may be;

                           (vi) The issuance, sale and delivery of the
                  Securities, the execution, delivery and performance by the Company of this Agreement (in each case assuming due authorization and execution by each party other than the Company) and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company,
                  (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any material agreements or instruments (excluding any licenses or authorizations granted under the FCC Rules or State Rules, as to which such counsel need express no opinion) known to such counsel or (C) any law, statute, rule, or regulation (ex-cept for the FCC Rules and State Rules, as to which such counsel need express no opinion) of the United States or the State of New York or under the General Corporation Law of the State of Delaware or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator in the United States or the States of New York or Delaware;

                           (vii) The statements in the Prospectus under the
                  headings "Prospectus Summary -- The Offering", "Description of Capital Stock," and "Certain Relationships and Related Transactions," insofar as such statements purport to summarize certain provisions of the Offering, the Company's authorized and outstanding capital stock and certain agreements to which the Company is a party, provide a fair summary of such provisions of such agreements and instruments;

                           (viii) Neither the Company nor any of the
                  Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or a company "controlled by" or required to register as an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

                           (ix) The statements in the Prospectus under the
                  caption "Certain Federal Income Tax Considerations" provide a fair summary of the matters therein described; and

                           (x) Except for Securities included by Selling
                  Stockholders in the Registration Statement and for rights that have been waived or have failed to be exercised in accordance with the terms thereof, no holders of securities of the Company have rights to require the registration of such securities under the Registration Statement.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Representatives and their representatives, at which the contents of the Prospectus and the Registration Statement and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement (except as indicated above), on the basis of the foregoing, they have no reason to believe that at the Effective Date or at the Execution Time the Registration Statement contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, such counsel need express no comment as to the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware or the laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Representatives, including Goldberg, Godles, Wiener & Wright and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                  All references in this Section 6(b) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (c) The Company shall have furnished to the Representatives the opinion of Michael Katzenstein, Vice President and General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company has been duly incorporated and each
                  of the Company and the Subsidiaries is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure be in good standing or to so qualify would not have a Material Adverse Effect;

                           (ii) All the outstanding shares of capital stock of
                  the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Sub-sidiaries are owned by the Company either directly or through other Subsidiaries free and clear of any security interests, liens or encumbrances;

                           (iii) The issuance, sale and delivery of the
                  Securities, the execution, delivery and performance by the Company of this Agreement (in each case assuming due authorization and execution by each party other than the Company) and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company or any of the Subsidiaries, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under any material agreements or instruments known to such counsel or (C) any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator in the United States or the States of New York or Delaware;

                           (iv) The statements in the Prospectus under the
                  headings "Risk Factors -- Risks Associated with Rights of Entry", and "Business -- Legal Proceedings" fairly summarize the legal matters therein described;

                           (v) To the knowledge of such counsel (no search of
                  court or administrative records having been made), no material legal or governmental or regulatory proceedings (including proceedings by or before the FCC) are pending to which the Company or any of the Subsidiaries is a party or to which the business of the Company or any of the Subsidiaries is subject that is not described or reflected in the Registration Statement or Prospectus as required, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their assets; and there is no material contract, agreement or other document not described or referred to in the Registration Statement or Prospectus;

                           (vi) To such counsel's knowledge (no search of court
                  or administrative records having been made), (i) no application, action, complaint, investigation or proceeding is pending or directly threatened that is likely to result in the denial of any pending application for the renewal, modification or assignment of any of the licenses, special temporary authorizations, conditional li-censes, construction permits and other authorizations issued by the FCC in favor of the Company and the Subsidiaries (collectively, "FCC Authorizations") for the conduct of their business as described in the Prospectus, and (ii) except for proceedings of general applicability, there are no proceedings or actions pending that could result in the revocation, materially adverse modification or suspension of any of the FCC Authorizations, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction, including but not limited to a monetary forfeiture, except in each case as disclosed in the Prospectus or such as, individually or in the aggregate, would not have a Material Adverse Effect; and

                           (vii) To such counsel's knowledge, each FCC report,
                  registration, certification and notice required to be filed at the FCC and relating to any of the FCC Authorizations or the Company and the Subsidiaries, including but not limited to annual Equal Employment Opportunity Reports, has been timely filed, except as disclosed in the Prospectus or for such reports the non-filing or failure to timely file of which individually or in the aggregate would not have a Material Adverse Effect.

                  In addition, such counsel shall state that he has no reason to believe that at the Effective Date or at the Execution Time the Registration Statement contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, such counsel need express no comment as to the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York or the laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to Counsel for the Underwriters.

                  All references in this Section 6(c) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (d) The Company shall have furnished to the Underwriters the opinion of Goldberg, Godles, Wiener & Wright, FCC counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) To such counsel's knowledge, the Company and the
                  Subsidiaries are in compliance in all material respects with each of the FCC Authorizations for the conduct of their business as described in the Prospectus and all such FCC Authorizations represent all FCC Authorizations necessary for the conduct of the business of the Company and the Subsidiaries as presently conducted and described in the Prospectus;

                           (ii) To such counsel's knowledge, (i) except as set
                  forth on a schedule to such opinion letter, no application, action or proceeding is pending for the renewal, modification or assignment of any of the FCC Authorizations, (ii) no application, action, complaint, investigation or proceeding is pending or directly threatened that is likely to result in the denial of any such application and (iii) except for proceedings of general applicability, there are no proceedings or actions pending that are likely to result in the revocation, materially adverse modification or suspension of any of the FCC Authorizations, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction, including but not limited to a monetary forfeiture; and all renewal applications required to be filed by the FCC's Rules have been filed;

                           (iii) To such counsel's knowledge, each FCC report,
                  registration, certification and notice required to be filed at the FCC and relating to any of the FCC Authorizations or the Company and the Subsidiaries, including but not limited to annual Equal Employment Opportunity Reports, has been timely filed, except for such reports the non-filing of which individually or in the aggregate would not have a Material Adverse Effect;

                           (iv) The execution, delivery and performance by the
                  Company of its obligations under this Agreement and the transactions contemplated herein, did not or will not result in a violation of the Communications Act, the Cable Acts and the Telecommunications Act (each as defined in the Registration Statement) or any order, rule or regulation of the FCC;

                           (v) No consent, approval, authorization, order or
                  registration of or with the FCC is required under the Communications Act, the Cable Acts, the Telecommunications Act or the rules and regulations of the FCC for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement;

                           (vi) Other than matters described in the Prospectus
                  and except as to any other matters relating to the multichannel television and telecommunications industries in general, such counsel does not know of any proceedings threatened or pending before the FCC against or involving the properties, businesses or franchises of the Company which could reasonably be expected to have a Material Adverse Effect; and

                           (vii) The statements in the Prospectus under the
                  captions "Risk Factors -- Regulation", "--Risks Associated with Telecommunications Strategy", "--Uncertainties Related to the Availability of Radio Spectrum", "--Foreign Ownership Restrictions" and "--Risks Associated with Rights of Entry" and "Business -- Regulation" insofar as such statements summarize applicable provisions of the Communications Act, the Cable Acts and the Telecommunications Act and the published orders, rules and regulations of the FCC promulgated thereunder are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus; and the statutes and regulations summarized in such captions are statutes and regulations enforced or promulgated by the FCC that are material to the Company's business as described in the Prospectus.

                  In rendering such opinion, such counsel may state that it expresses no opinion with respect to any matters other than those arising under the Communications Act, the Telecommunications Act and the Cable Acts and the published rules and regulations promulgated thereunder by the FCC, and may rely as to all matters of fact relevant to such opinion on certificates and written statements of officers and employees of the Company; provided, however, that all such certificates and statements shall be satisfactory to the Representatives in all material respects and attached to such counsel's opinion. In addition, counsel may note that item (v) above is qualified by the requirement to file certain corporate and loan instruments with the FCC within 30 days of the Closing Date.

                  (e) Each Selling Stockholder shall have furnished to the Representatives the opinion of counsel for such Selling Stockholder, in each case dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (f) The Representatives shall have received from Counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (h) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an authorized officer, partner, trustee or similar person of such Selling Stockholder (or by such Selling Stockholder if any individual), dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (i) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Representatives with respect to financial statements and certain financial information contained in the Prospectus, in form and substance satisfactory to Counsel for the Underwriters.

                  Deloitte & Touche LLP shall have also furnished to the Representatives a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

                  All references in this Section 6(i) to the Registration Statement shall be deemed to include any amendment or supplement thereto at the date of the letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (k) The Securities shall have been approved for listing and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each of the stockholders listed on Schedule III hereto addressed to the Representatives.

                  (m) Prior to or simultaneously with the Closing Date, (i) the Company shall have effected a 5:1 stock split of the Common Stock; and
         (ii) all outstanding shares of Class C Common of the Company shall have converted into shares of Common Stock.

                  (n) Prior to or simultaneously with the Closing Date, the Company, VPC and GVL shall have entered into the Conversion and Exchange Agreement (as defined in the Prospectus) in form and substance satisfactory to the Representatives, pursuant to which (i) all the Series A Preferred Stock will be converted into Class B Common, (ii) all the Class B Common issuable upon conversion of the Series A Preferred Stock and all other Class B Common held by VPC and GVL will be converted into shares of Common Stock. Such Conversion and Exchange Agreement shall be in full force and effect without waiver of any term thereof.

                  (o) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

                  The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 6, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (b) through (k) and paragraphs (m) and (n) shall be dated the Option Closing Date in question and the opinions called for shall be revised to reflect the sale of Option Securities.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus which is corrected or contained, as the case may be, in the Prospectus and the Underwriters through the Representatives fail to deliver the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. Notwithstanding any other provision herein, the expense reimbursement and indemnification liability of each Selling Stockholder hereunder shall be limited to the amount equal to the net proceeds received by such Selling Stockholder from the public offering of the Common Stock sold by such Selling Stockholder to the Underwriters. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and the last four paragraphs under the heading "Underwriting" and the sentences related to concessions and reallowance under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one additional and separate counsel (including one additional and separate local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a),
         (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to con-tribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the SEC or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either such Exchange or National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc., General Counsel, Investment Banking Division (fax no.: (212) 816-7912) and confirmed to the General Counsel, Investment Banking Division at Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to OpTel, Inc., 1111 W. Mockingbird Lane, Dallas, Texas 75247, Attention: Michael Katzenstein, Vice President, Legal Affairs and General Counsel, with a copy to Ralph J. Sutcliffe, Esq., at Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Underwriters and the Selling Stockholders.

                                  Very truly yours,

                                  OpTel, Inc.


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                  Attorney-in-Fact for the Selling Stockholders


                                  By:
                                     ----------------------------------------
                                     Name:   Michael E. Katzenstein
                                     Title:  Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.


By:    Salomon Smith Barney Inc.


By:
   ------------------------------------
   Name:
   Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                 SCHEDULE I



                                                   NUMBER OF UNDERWRITTEN
UNDERWRITERS                                       SECURITIES TO BE PURCHASED
------------                                       --------------------------
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.


                                                   --------------------------

                  Total...........................
                                                   ==========================

                                 SCHEDULE II



                                                   NUMBER OF UNDERWRITTEN
SELLING STOCKHOLDERS:                              SECURITIES TO BE SOLD
---------------------                              ----------------------
[name]
[address, fax no.]................................
[name]
[address, fax no.]................................


                                                   ----------------------

                  Total...........................
                                                   ======================

                                SCHEDULE III


STOCKHOLDERS FURNISHING LOCK-UP AGREEMENTS

Le Groupe Videotron Ltee
Caisse de depot et placement du Quebec
[others to come]

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A



      [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF CORPORATION]


                                   OpTel, Inc.
                         Public Offering of Common Stock




                                                                          , 1999


Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC Oppenheimer Corp.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among OpTel, Inc., a Delaware corporation (the "Company"), the selling stockholders named therein and each of you as representative[s] of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value per share (the "Common Stock"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts provided the transferee agrees to be bound by the terms hereof, (ii) shares of Common Stock acquired in the public market after the consummation of the Offering and (iii) transfers to affiliates of the undersigned provided that such affiliate transferee agrees to be bound by the terms hereof.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,

                                        [               ]



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:
                                           Address: